UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2007

Highland Distressed Opportunities, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Jurisdiction of Incorporation or Organization)	001-33032 (Commission File Number)	680309666 (IRS Employer Identification No.)
Two Galleria Tower
13455 Noel Road, Suite 800
Dallas, Texas 75240
(Address of Principal Executive Offices)
(877) 247-1888
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.
     On August 24, 2007, Highland Distressed Opportunities, Inc. (the “Company”) issued, for the benefit of all investors, additional information on specific investments disclosed in the Company’s Form 10-Q for the quarterly period ended June 30, 2007, which was filed with the SEC on August 10, 2007. This additional information is limited to publicly available information, and does not address the credit worthiness or financial viability of the issuer, or the future plans of the Company as it relates to a specific investment. The Company may have sold some, or all, of the positions outlined below subsequent to June 30, 2007. For additional information regarding the Company’s investments as of June 30, 2007, please see the Company’s Form 10-Q for the quarterly period ended June 30, 2007, which was filed with the SEC on August 10, 2007 and on www.highlandhcd.com. This additional information is included as Exhibit 99.1 to this Form 8-K and will be posted on the Company’s website, www.highlandhcd.com.
     The information disclosed under this Item 7.01, including Exhibit 99.1, hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
ITEM 9.01 Financial Statements and Exhibits.

99.1	HCD — Additional Portfolio Information — 6.30.2007, issued on August 24, 2007.*

*	Furnished herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLAND DISTRESSED OPPORTUNITIES, INC.

Date: August 24, 2007	By:	/s/ James D. Dondero
	Name:	James D. Dondero
President (Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	HCD — Additional Portfolio Information — 6.30.2007, issued on August 24, 2007.